Exhibit (a)(1)(C)
Notice of Guaranteed Delivery

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock, Including the Associated Preferred Share Purchase Rights Attached Thereto,

of

ROBIN ENERGY LTD.

THE OFFER PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., EASTERN TIME, ON APRIL 23, 2026

UNLESS THE OFFER IS EXTENDED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for your shares of common stock, par value of $0.001 per share, of ROBIN ENERGY LTD., a Marshall Islands corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.
The Depositary for the Offer is:
Broadridge Corporate Issuer Solutions LLC

By First Class Mail:	By Registered Mail or Overnight Courier:

Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
The undersigned hereby tenders to ROBIN ENERGY LTD., a Marshall Islands corporation (the “Company”), at a price of $3.00 per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated March 24, 2026 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

ODD LOTS
As described in the Offer to Purchase, under certain conditions, shareholders owning beneficially or as the registered owner an aggregate of fewer than 100 shares may have their shares accepted for payment before any proration of the purchase of other tendered shares. This preference is not available to partial tenders or to beneficial or registered owners of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if shares are being tendered on behalf of or by a registered owner of an aggregate of fewer than 100 shares. The undersigned (check box):
☐	is the registered owner of an aggregate of fewer than 100 shares, all of which are being tendered.
Number of Shares to be tendered:       shares.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, and any other required documents, within one business day (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:

Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.